UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2010

GLOBAL EARTH ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)

0-31343 (Commission File Number)	36-4567500 (IRS Employer Identification No.)
1213 Culbreth Drive, Wilmington, North Carolina (principal executive offices)	28405 (Zip Code)

(910) 616-0077
(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 3.02.

Unregistered Sales of Equity Securities.

On May 14, 2010, Sydney A. Harland, president and chief executive officer of Global Earth Energy, Inc. (the “Registrant”), was issued 23,500,000 shares by the Registrant, in exchange for expenses owed by the Registrant to him as of August 31, 2008 in the amount of $350,435.00.  Mr. Harland agreed with the Registrant on August 31, 2008 to accept the shares in lieu of repayment of the expenses.  As a result, even though the shares have only been recently issued, the shares were actually earned and paid for by Mr. Harland on August 31, 2008.

The shares were issued in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act or Rule 506 of Regulation D promulgated under the Securities Act. Mr. Harland took his securities for investment purposes without a view to distribution and had access to information concerning the Registrant and its business prospects, as required by the Securities Act.  In addition, there was no general solicitation or advertising for the purchase of the Registrant's shares.  The securities were sold only to an accredited investor, as defined in the Securities Act with whom the Registrant's had a direct personal preexisting relationship, and after a thorough discussion.  Finally, the Registrant's stock transfer agent has been instructed not to transfer any of such shares, unless such shares are registered for resale or there is an exemption with respect to their transfer.

Mr. Harland was provided with access to the Registrant's filings with the SEC, including the following:

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Our annual report to stockholders for the most recent fiscal year, the definitive proxy statement filed in connection with that annual report, and, if requested by the purchaser in writing, a copy of our most recent Form 10-K under the Exchange Act.

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The information contained in an annual report on Form 10-K under the Exchange Act.

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The information contained in any reports or documents required to be filed by the Registrant under sections 13(a), 14(a), 14(c), and 15(d) of the Exchange Act since the distribution or filing of the reports specified above.

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A brief description of the securities being offered, the use of the proceeds from the offering, and any material changes in the Registrant’s affairs that are not disclosed in the documents furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2010.	GLOBAL EARTH ENERGY, INC.

By /s/ Sydney A. Harland
Sydney A. Harland, Chief Executive Officer

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